BEAUMONT  CHURCH  LLP

BARRISTERS AND SOLICITORS

H.M. Beaumont,Q.C.*S.A. Church*

Suite 300, 2912 Memorial Drive S.E.

In association with

J.M.B. Clark*

J.S. Cumming*

Calgary, Alberta

NORMAN L. TAINSH, Q.C.*, Three Hills, AB

D.A. Thurmeier*

D.K.B. McLean*

T2A 6R1

an Independent Law Practice

D.A. De Paoli

S.R. Bates *

E.S. Chiu

H. Miller

Telephone:  (403) 264-0000

* Denotes Professional Corporation

Fax:  (403) 264-0478

mailto:mail@beaumontchurch.com

Joseph C. De Paoli (1942-2005)

Our File:   75349 DKM

February 6, 2012

OCULUS VISIONTECH INC.

507, 837 West Hastings Street

Vancouver, B.C.  V6C 3N6

Canada

Dear Sirs:

Re:   2011 Stock Option Plan

We  are  general  counsel  to  Oculus  Visiontech  Inc.  (formerly  USA  Video  Interactive  Corp.)  (the

"Company"), a corporation continued under the laws of the State of Wyoming.   In such capacity,

we  have  reviewed  the  Registration  Statement  of  the  Company  on  Form  S-8  (the  "Registration

Statement")  covering  an  aggregate  of  1,250,000,000  common  shares  (each,  a  "Share")  in  the capital  of  the  Company  issuable  under  stock  options  to  be  granted  pursuant  to  the  Company's

2011 Stock Option Plan (the "2011 Plan").

We  have  examined  originals  or  copies,  certified  or  otherwise  identified  to  our  satisfaction  of  the

resolutions  of  the  directors  of  the  Company  with  respect  to  the  matters  herein.   We  have  also

examined  such  statutes  and  public  and  corporate  records  of  the  Company,  and  have  considered such  questions  of  law  as  we  have  deemed  relevant  and  necessary  as  a  basis  for  the  opinion

expressed  herein.    We  have,  for  the  purposes  of  this  opinion,  assumed  the  genuineness  of  all signatures  examined  by  us,  the  authenticity  of  all  documents  and  records  submitted  to  us  as originals  and  the  conformity  to  all  original  documents  of  all  documents  submitted  to  us  as certified, photostatic or facsimile copies.

Based  upon  and  subject  to  the  foregoing,  and  subject  also  to  the  qualifications  hereinafter expressed,  we  are  of  the  opinion  that  each  Share  to  be  issued  by  the  Company  and  sold  pursuant to the Registration Statement will be, when issued pursuant to the terms of the 2011 Plan, validly issued, fully paid and non-assessable.

This  opinion  letter  is  limited  to  the  current  federal  laws  of  the  United  States  and,  to  the  limited extent  set  forth  above,  the  Wyoming  Statutes,  as  such  laws  presently  exist  and  to  the  facts  as they presently exist.  We express no opinion with respect to the effect or applicability of the laws

of  any  other  jurisdiction.   We  assume  no  obligation  to  revise  or  supplement  this  opinion  letter should  the  laws  of  such  jurisdiction  be  changed  after  the  date  hereof  by  legislative  action,

judicial decision or otherwise.

B E A U M O N T   C H U R C H   L L P

BARRISTERS AND SOLICITORS

Suite 300, 2912 Memorial Drive S.E.

Calgary, Alberta

T2A 6R1

75349 DKM

Oculus Visiontech Inc.

February 6, 2012

This opinion is being furnished solely in connection with the filing of the Registration Statement with  the  Securities  and  Exchange  Commission,  and  we  hereby  consent  to  the  use  of  this  opinion as  an  exhibit  to  the  Registration  Statement.  This  consent  is  not  to  be  construed  as  an  admission that  we  are  a  person  whose  consent  is  required  to  be  filed  with  the  Registration  Statement  under

the  provisions  of  the  Securities  Act  of  1933.   This  opinion  may  not  be  relied  upon,  used  by  or

distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

BEAUMONT CHURCH LLP

Signed:  “Douglas McLean”

Douglas K. B. McLean

DKM/ib